SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of March 10, 2010 by and among SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H:
WHEREAS, the Company is conducting a private offering (the “Offering”) for which Madison Williams and Company, LLC (the “Placement Agent”) is acting as placement agent and any other FINRA Member firms which the Placement Agent may choose to engage, including without limitation, Rodman and Renshaw LLC (collectively including the Placement Agent, the “Placement Agents”), up to a maximum of $30,000,000 (“Offering Amount”) of units (the “Units”) at a purchase price of $6.00 per Unit; each Unit will consist of one share of the Company’s common stock, $0.001 par value (the Common Stock”) and a Warrant (as defined below) to purchase 0.5 shares of Common Stock with an exercise price of $12.00 per share, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated under Regulation D (“Regulation D”) thereunder in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”); and

WHEREAS, the Purchaser desires to purchase that number of Units according to the Investment Amount set forth on such Purchaser’s signature page hereto on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF UNITS

Section 1.1                      Purchase and Sale of Units.  Upon the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and each of the Purchasers, severally and not jointly, shall purchase from the Company, that number of Units according to the Investment Amount set forth on such Purchaser’s signature page hereto.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”.  The Common Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

Section 1.2                      Warrants.  Upon the following terms and conditions of this Agreement, each of the Purchasers shall be issued that number of Warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to purchase 0.5 shares of Common Stock per Unit purchased pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto.  The Warrants shall expire five (5) years following the Closing Date.  The Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the Warrant).

Section 1.3                      Purchase Price.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser, agrees to purchase that amount of dollars set forth on the signature page executed by Purchaser (the “Purchase Price”), which when combined with other Purchasers shall be up to $30,000,000, for a purchase price of $6.00 per Unit.

Section 1.4                      Offering Period and Closing.  The Securities will be offered for sale until (i) the closing on the Offering Amount or (ii) March 12, 2010, (the “Termination Date”) unless mutually extended by the Company and the Placement Agent.  The Offering is being conducted on a best-efforts basis.  The Company may hold an initial closing (“Initial Closing”) at any time after the receipt of any accepted subscriptions prior to the Termination Date.  There is no minimum offering but the Company will hold the Initial Closing if $20,000,000 in subscriptions have been submitted.  After the Initial Closing, subsequent closings with respect to additional Units may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”).  The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”.  Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction.  The Closing of the purchase and sale of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Richardson & Patel  LLP (the “Closing”) at 10:00 a.m., Los Angeles time on such date as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”).  Prior to each Closing, the Company reserves the right to decline any subscription in whole or in part.

Section 1.5                      Deliveries at Closing.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) an irrevocable transfer agent instructions letter, substantially in the Form annexed hereto as Exhibit D, instructing the Company’s transfer agent to issue to such Purchaser the number of Common Shares set forth opposite the name of such Purchaser on the signature page attached hereto (the “Irrevocable Transfer Agent Instructions”), (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on the signature page attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its applicable aggregate Purchase Price by wire transfer to the escrow account pursuant to the Escrow Agreement (as hereafter defined).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                      Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules and the Commission Documents, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own or lease its assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as set forth in Schedule 2.1(g), which includes a list of any corporation or other entity of which at least a majority of the securities or other rights or ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”).  The Company and each Subsidiary is duly qualified or licensed in the jurisdiction of its incorporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), the Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit C attached hereto (the “Escrow Agreement”), the Irrevocable Transfer Agent Instructions and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Units in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company and its Subsidiaries are or may become bound to issue additional shares of the capital stock of the Company or its Subsidiaries, or options, securities or rights convertible into shares of capital stock of the Company or its Subsidiaries.  Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company and its Subsidiaries are not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c), the Company and its Subsidiaries are not a party to, and have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company or its Subsidiaries.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d)           Issuance of Shares. The Units to be issued at the Closing have been duly authorized by all necessary corporate action and the Common Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable. When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles of Incorporation, as amended (“Articles”) or its bylaws (“Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or its Subsidiaries is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company or its Subsidiaries under any agreement or any commitment to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)           Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the request of such Purchaser, the Company has delivered or made available to such Purchaser true and complete copies of the requested Commission Document.  The consolidated financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.

(h)           No Material Adverse Effect. Other than as disclosed in the Company’s Commission Documents, since December 31, 2009, neither the Company nor any of its Subsidiaries has experienced or suffered any Material Adverse Effect.

(i)           No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2009 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j)           Title to Assets. Each of the Company and the Subsidiaries has good and marketable title, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, to all of its real and personal property that are (i) purportedly owned or used by them as reflected in the Commission Documents, as of their respective dates or (ii) necessary for the conduct of their business as currently conducted except for those disclosed in the Schedule 14A filed on November 27, 2009 (“Schedule 14A”). All leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(k)           Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any executive officers or directors of the Company or Subsidiary in their capacities as such.

(l)           Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m)           Taxes.  The Company and each of the Subsidiaries has accurately prepared and filed all tax returns required by applicable law to be filed by such entity, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(n)           Certain Fees. Except as set forth on Schedule 2.1(n) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(o)           Disclosure. Neither this Agreement nor the Schedules hereto nor the Information Memorandum dated March 6, 2010 furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(p)           Books and Records; Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.

(q)           Material Agreements.   The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under all of its material agreements, have received no notice of default and are not in default under any material agreement now in effect the result of which would cause a Material Adverse Effect.

(r)           Transactions with Affiliates.  Except as set forth in the Commission Documents or the Transaction Documents there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or shareholder or any corporation or other entity controlled by such officer, employee, consultant, director or shareholder, or a member of the immediate family of such officer, employee, consultant, director or shareholder.

(s)           Securities Act of 1933.  Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Units, the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Shares and the Warrants.

(t)           Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Common Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(u)           Employees.  Except for labor arrangements and labor-related obligations mandated by PRC law and generally applicable to similarly situated companies, neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, and neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in Commission Documents which has not been disclosed as required under SEC rules.  Since December 31, 2009, no executive officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(v)           Absence of Certain Developments.  Except as disclosed in the Commission Documents, since December 31, 2009, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)           borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(iii)           discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)           disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)           suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(x)           made charitable contributions or pledges in excess of $10,000;

(xi)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xii)           experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiii)           effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

(xiv)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(w)           Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.

(x)           No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related shareholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

Section 2.2                      Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a)           Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Common Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, shareholders, or partners, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c)           No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Common Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Common Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Common Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares or the Warrants to or through any person or entity. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and the Warrants and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.  Each Purchaser further acknowledges that such Purchaser understands the inherent risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Shares and Warrants involves substantial risks.

(e)           Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f)           Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.  In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Confidential Information Memorandum dated on or about March 6, 2010 and supplements thereto provided to such Purchaser in writing by the Company.

(g)           No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)           Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)           General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(j)           Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k)           Trading Activities. Each Purchaser agrees that it shall not, directly or indirectly, engage, in any short sales with respect to the Common Stock for a period of 180 days following the Closing.  Such Purchaser represents that it has not, directly or indirectly, engaged, in any short sales with respect to the Common Stock during the past 60 days.

(l)           Brokers.  Other than to Madison Williams and Company, LLC and Rodman and Renshaw LLC, each Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

(m)           Attorney-in-Fact.  To effectuate the terms and provisions hereof, the Purchaser hereby appoint the Placement Agent as its attorney-in-fact (and the Placement Agent hereby accepts such appointment) for the purpose of carrying out the provisions of the Escrow Agreement by and between the Company, the Placement Agent and the escrow agent designated pursuant to the Escrow Agreement (the “Escrow Agent”) including, without limitation, taking any action on behalf of, or at the instruction of, the Purchasers and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.  All acts done under the foregoing authorization are hereby ratified and approved and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.  This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

ARTICLE III

COVENANTS

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1                      Securities Compliance.  The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Units, the Common Shares, Warrants and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units, the Common Shares, the Warrants and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2                      Registration and Listing.  The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. The Company will take all action necessary to continue the quotation or listing of its Common Stock on the Nasdaq Capital Market or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3                      Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

Section 3.4                      Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.5                      Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6                      Reporting Requirements.  If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a)           Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)           Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)           Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7                      Disclosure of Transaction.  The Company shall file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement and form of Warrant) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, provided however, counsel to the Purchasers shall be provided a reasonable opportunity to review and comment on the Form 8-K before it is filed with the SEC.  “Trading Day” means any day during which the Nasdaq Capital Market (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.8                      Investor Relations.  The Company agrees that it shall retain a reputable and nationally recognized public relations and investor relations firm within 120 days following the final Closing, and will reserve a fund consisting of at least $150,000 in cash, to be held in escrow by the Escrow Agent, to finance its investor relations program in the twelve month period following the final Closing.

Section 3.9                    Restrictions on Subsequent Equity Issuances.  The Company will not, from the date hereof until the date that (i) the Purchaser's Common Shares become freely tradeable and are no longer subject to volume restrictions under Rule 144 of the Securities Act of 1933, as amended, or (ii) the Registration Statement relating to the resale of the securities hereunder is declared effective by the SEC (the "Lock-Up Period"), without the prior written consent of the Purchasers holding a majority of the aggregate Purchase Price, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company's sale of the Common Stock hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company's employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, equity issuances in connection with acquisitions or strategic relationships, equity issuances to vendors as a means of payment, issuances in connection with the conversion or exercise of convertible securities, options or warrants, stock dividends and recapitalizations, or other issuances of common stock that are not for financing purposes that are approved by the Company’s Board of Directors (collectively, “Exempt Issuances”).

Section 3.10                               Participation in Future Financing.

(a)           From the date hereof until the date that is the one-year anniversary of the date of this Agreement, upon any issuance by the Company of Common Stock, Common Stock Equivalents for cash consideration (a “Subsequent Financing”), each Purchaser (so long as such Purchaser holds at least one-half of the Units it originally purchased) shall have the right to participate in the Subsequent Financing up to an amount equal to that percentage of the Subsequent Financing (the “Participation Maximum”) equal to the Purchaser’s percentage ownership of the then outstanding share of Common Stock, on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least five Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than three Business Days after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such fifth (5th) Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Business Days after the date of the initial Subsequent Financing Notice.

(f)           Notwithstanding the foregoing, this Section shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock.

ARTICLE IV

CONDITIONS

Section 4.1                      Conditions Precedent to the Obligation of the Company to Sell the Units.  The obligation hereunder of the Company to issue and sell the Units, and the underlying Common Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price. The aggregate Purchase Price for the Units shall have been delivered to the Escrow Agent pursuant to the Escrow Agreement.

(e)           Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties have been duly executed and delivered by the Purchasers to the Company.

Section 4.2                      Conditions Precedent to the Obligation of the Purchasers to Purchase the Units.  The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all material respects as of such date.

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Suspension, Etc. Quotation of the Common Stock shall not have been suspended by the Commission or the Nasdaq Capital Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Common Shares.

(d)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)           Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(g)           Irrevocable Transfer Agent Instructions and Warrants. The Company shall have executed and delivered to the Purchasers an irrevocable instructions letter in the form of Exhibit D attached hereto instructing the Company’s transfer agent to issue to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Common Shares being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request) to such address as requested by such Purchaser, and shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Warrants.

(h)           Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions of the Company’s Board of Directors approving the Closing and Transaction Documents, (ii) the Articles, (iii) the Bylaws, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i)           Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(j)           Escrow Agreement. At the Closing, the Company, the Placement Agent and the Escrow Agent shall have executed the Escrow Agreement in the form of Exhibit C attached hereto.

(k)           Lockup Agreement.  At the Closing, Jianhua Lv, Liuchang Yang (Vice President, Secretary and a Director), and the Company’s shareholders holding more than 5% of the Common Stock, including their respective affiliates, shall have executed the Lockup Agreement in the form of Exhibit E attached hereto.

ARTICLE V

STOCK CERTIFICATE LEGEND

Section 5.1                      Legend.  Each certificate representing the Common Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

.
ARTICLE VI

INDEMNIFICATION

Section 6.1                      General Indemnity.  Subject to the provisions of this Section 6.1, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any conduct by the Company which constitutes fraud, gross negligence, willful misconduct or malfeasance.

Section 6.2                      Purchaser Indemnity.  Subject to the provisions of this Section 6.1, each Purchaser, on behalf of each Purchaser Party, will indemnify and hold harmless the Company and its directors, officers, affiliates, shareholders, agents, members, partners, successors, assigns or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation incurred by the Company that is based on (a) any breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or (b) any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance, provided that the maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the aggregate Purchase Price paid by such Purchaser hereunder.

Section 6.3                      Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

ARTICLE VII

MISCELLANEOUS

Section 7.1                      Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2                      Specific Enforcement, Consent to Jurisdiction.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Central District of California and the courts of the State of California located in Los Angeles county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3                      Entire Agreement; Amendment.  This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and at least fifty percent (50%) of Purchasers, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought; provided however, that additional investors may become party to this Agreement as a “Purchaser” after the date of this Agreement without the consent of the prior Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Common Shares, as the case may be.

Section 7.4                      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

SinoCoking Coal and Coke Chemical Industries, Inc.
Kuanggong Road and Tiyu Road
10th Floor, Chengshi Xin Yong She, Tiyu Road
Xinhua District, Pingdingshan, Henan Province, China
Attention: Chief Executive Officer
Tel. No.: +86-375-2882999
Fax No.: +86-375-2920030

with copies to:

Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024-6525
Attention:  Kevin K. Leung, Esq.
Tel. No.: (310) 208-1182
Fax No.: (310) 208-1154

If to any Purchaser:

At the address of such Purchaser set forth on such Purchaser’s signature page to this Agreement.

with copies to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention:  Harvey Kesner, Esq.
Tel. No.:  (212) 930-9700
Fax No.:  (212) 930-9725

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5                      Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6                      Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

Section 7.8                      No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9                      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10                      Survival.  The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of one year following the Closing Date.

Section 7.11                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12                      Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13                      Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14                      Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.15                      Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 7.16                      Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:	SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

	By:	/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer